FORM 8-K

CURRENT REPORT

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Date of Report (Date of earliest event reported):	December 16, 2004

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 South Grand Avenue, Suite 5100
Los Angeles, California 90071

(Address of principal executive offices)

(213) 687-7700

(Telephone number)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 16, 2004, the Lenders (as hereinafter defined) approved the Fourth Amendment to Credit Agreement (the “Fourth Amendment”) dated as of December 6, 2004 by and among Reliance Steel & Aluminum Co. and RSAC Management Corp. (collectively, “Borrowers”) and the financial institutions listed on the signature pages thereof (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (the “Administrative Agent”), and, for purposes of Section 5 thereof, the Guarantors listed on the signature pages thereof. The Fourth Amendment relates to that certain Credit Agreement dated as of October 24, 2001, as amended by the First Amendment to Credit Agreement dated as of April 1, 2002, the Second Amendment to Credit Agreement dated as of February 19, 2003, and the Third Amendment to Credit Agreement dated as of July 1, 2003 (as amended, the “Credit Agreement”), by and among the Borrowers, Lenders and Administrative Agent. The Credit Agreement allowed Borrowers to declare and pay dividends to the shareholders of Reliance Steel & Aluminum Co. up to a maximum amount of $2,500,000 in any quarter. The Fourth Amendment, which is effective as of July 1, 2004, increased the maximum amount allowable for dividends in any quarter to $3,000,000.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Exhibits.

10.1 Fourth Amendment to Credit Agreement dated as of December 6, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: December 16, 2004	By:	/s/ Karla Lewis
Karla Lewis
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

10.1	Fourth Amendment to Credit Agreement dated as of December 6, 2004

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